UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 3, 2024

HEALTHY EXTRACTS INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-202542 (Commission File Number)	47-2594704 (I.R.S. Employer Identification No.)

7375 Commercial Way, Suite 125 Henderson, NV 89011 (Address of principal executive offices) (zip code)

(702) 463-1004 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

Convertible Notes and Warrants

On January 24, 2023, we entered into a Securities Purchase Agreement for the sale of convertible notes in the aggregate principal amount of $388,888, and warrants to acquire 61,847 shares of our common stock at an exercise price of $5.64 per share, to two investors. The Notes contained an original issue discount of 10%, and thus the proceeds to us was $350,000. The Notes do not bear interest unless we are in default, have a maturity date of October 24, 2023, and all amounts are payable on the maturity date. The Notes are convertible into our common stock at the election of the holder at means ninety percent (90%) of the lowest VWAP of our common stock for the five (5) consecutive Trading Days immediately preceding the date of the issuance of a Conversion Election.

Effective October 31, 2023, we entered into a First Amendment to each of the convertible notes, extending the Maturity Dates to April 23, 2024 and April 24, 2024 and increasing the original issue discount to 20%.

On May 3, 2024 and May 6, 2024, we received executed copies of a Second Amendment to each of the convertible notes, extending the Maturity Dates to June 25, 2026, and agreed to make monthly amortized payments.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01   Change in Registrant’s Certifying Accountant.

Effective May 8, 2024, we dismissed BF Borgers CPA PC (“BF Borgers”) as our independent registered public accounting firm. Also on May 8, 2024, we engaged Bush & Associates CPA LLC (“Bush”) as BF Borgers’ replacement. The decision to change independent registered public accounting firms was made with the recommendation and approval of our Audit Committee.

BF Borgers’ audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and December 31, 2022 (the “Audit Period”) did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The reports of BF Borgers did include an explanatory paragraph as to our ability to continue as a going concern. During the Audit Period, and through May 8, 2024, there were no disagreements with BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-K.

During the Audit Period, and through May 8, 2024, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The U.S. Securities and Exchange Commission (the “SEC”) has advised that, in lieu of obtaining a letter from BF Borgers stating whether or not it agrees with the statements herein, we may indicate that BF Borgers is not currently permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Name and/or Identification of Exhibit

10.1	Second Amendment to 10% OID Promissory Note

10.2	Second Amendment to 10% OID Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthy Extracts Inc.

Dated: May 10, 2024	/s/ Kevin “Duke” Pitts
By:Kevin “Duke” Pitts
Its:President